Exhibit 10.2

Execution Version

AMENDMENT NO. 2 TO

MASTER REPURCHASE AGREEMENT

AMENDMENT NO. 2 TO MASTER REPURCHASE AGREEMENT, dated as of August 15, 2007 (this “Amendment”), by and among WACHOVIA BANK, NATIONAL ASSOCIATION. (the “Buyer”) and CRYSTAL RIVER CAPITAL, INC. and CRYSTAL RIVER CAPITAL TRS HOLDINGS, INC. (each a “Seller” and collectively, the “Sellers”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Agreement (as defined below).

RECITALS

Buyer and Sellers are parties to that certain Master Repurchase Agreement, dated August 15, 2005 (the “Master Repurchase Agreement”, and collectively with Annex I thereto (“Annex I”), the “Existing Agreement”).

Buyer and Sellers have agreed to amend certain definitions and certain provisions of the Existing Agreement.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers hereby agree as follows:

SECTION 1.  Amendments.

(a)        Section 1 of Annex I to the Existing Agreement is hereby modified by deleting the defined term “Maximum Amount” in its entirety and inserting the following defined term in lieu thereof:

““Maximum Amount” shall mean $100,000,000.”

(b)       Section 5(d)(i) of Annex I to the Existing Agreement is hereby modified by deleting that paragraph in its entirety and inserting the following paragraph in lieu thereof:

“Interest Coverage.  Crystal River Capital, Inc. shall not permit, during any Test Period, the ratio of (i) the sum of Operating Income at any time during such Test Period to (ii) Interest Expense at any time during such Test Period to be less than 1.25 to 1.00.  For purposes of this Section 5(d)(i) only, “Operating Income” shall be defined as (x) Adjusted EBITDA excluding (y) the sum of (i) realized gains and losses on sales of assets, (ii) realized and unrealized gains and losses on derivatives, (iii) foreign currency exchange gains and losses and (iv) gains or losses on impairment of assets.”

SECTION 2.  Other Agreements.

(a)        Buyer and Sellers agree that, pursuant to Section 3(f) of the Existing Agreement, the Facility Termination Date is hereby extended to November 14, 2007.

Notwithstanding anything to the contrary in the Existing Agreement, the extension described in the preceding sentence is deemed be the exercise of the one-time option described in Section 3(f) of the Existing Agreement.

(b)         Sellers agree that, from the date of this Amendment until the Commitment Expiration Date, no Mortgage Asset that represents an interest in residential real estate shall be an Eligible Asset as defined in the Master Repurchase Agreement; provided, however, that the foregoing shall not apply to any Purchased Security currently subject to the Existing Agreement.

(c)        Upon execution of this Amendment, Sellers agree that a fee of $982,620 (which amount is equal to two percent (2%) of the aggregate outstanding Repurchase Price for all Purchased Securities as of the date of this Amendment) is deemed to be earned by Buyer, and such fee shall be payable to Buyer by Sellers on the new Facility Termination Date described above.

SECTION 3.  Representations and Warranties.  Seller hereby represents and warrants to Buyer, as of the date hereof, that (i) each of the representations and warranties made by the Sellers pursuant to the Master Repurchase Agreement is true and correct in all material respects as if made on and as of the date of this Amendment; (ii) the Seller has performed in all material respects all agreements and satisfied all conditions that the Master Repurchase Agreement provides shall be performed or satisfied by the Seller; (iii) other than as described in the paragraph above, no Event of Default has occurred and is continuing; and (iv) the Seller has no, and hereby waives all, defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against the Buyer arising under or in respect of the Existing Agreement or any other related document.

SECTION 4.  Limited Effect.  Except as expressly amended and modified by this Amendment, the Existing Agreement and each of the other related documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that each reference to the “Master Repurchase Agreement” or “Repurchase Agreement” in any of the related documents shall be deemed to be a reference to the Existing Agreement as amended hereby.

SECTION 5.  Counterparts.  This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 6.  Expenses.  Seller agrees to pay and reimburse Buyer for all of the reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer.

SECTION 7.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ John Nelson
Name: John Nelson
Title: Director

CRYSTAL RIVER CAPITAL, INC.

By:	/s/ Clifford Lai
Name: Clifford Lai
Title: President

CRYSTAL RIVER CAPITAL TRS HOLDINGS, INC.

By:	/s/ Clifford Lai
Name: Clifford Lai
Title: President